SHAREHOLDER VOTING AGREEMENT

This Shareholder Voting Agreement (the “Agreement”) is made and entered into effective as of this 31st day of December, 2018, which is the “Effective Date” of the Merger Agreement (as defined below), by and among KonaTel, Inc., a Delaware corporation (the “Company”), D. Sean McEwen, the CEO, President and Chairman of the Board of Directors of the Company (“McEwen”), Joshua Ploude (“Ploude”) and Vyacheslav Yanson (“Yanson”).

RECITALS

WHEREAS, Ploude owns ninety (90%) of all issued and outstanding shares of Apeiron Systems, Inc., a Nevada corporation (“Apeiron”) capital stock and Yanson owns ten (10%) of all issued and outstanding shares of Apeiron capital stock (collectively the “Apeiron Shares”); and

WHEREAS, the Company; KonaTel Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Subsidiary”); Apeiron; Ploude and Yanson intend to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Subsidiary will merge with and into Apeiron with Apeiron being the surviving entity and whereby the Company will acquire 100% of the outstanding capital stock of Apeiron and Apeiron will become a wholly-owned subsidiary of the Company; and

WHEREAS following the closing of the Merger Agreement, Ploude and Yanson will collectively own approximately 7,000,000 shares of the Company’s $0.001 mill par value common stock (the “Company Common Stock”); and

WHEREAS, the parties believe that McEwen is the most knowledgeable and best suited person to manage the Company and its operations after the closing of the Merger Agreement; and

WHEREAS McEwen has made a significant investment in KonaTel, and as a condition of his agreeing to the Merger Agreement, McEwen requires that for the first two (2) years following the closing of the Merger Agreement that he be granted a limited “veto power” over certain Company actions so that McEwen can preserve and protect his investment, and ensure that he will have the authority he needs to manage the Company and its operations as the Company’s Chairman and CEO effectively and profitably; and

WHEREAS the parties believe that the limited veto power McEwen requires is reasonable both in scope and duration and is beneficial to the Company, and that it is in the best interest of the Company and its shareholders to enter into the Merger Agreement subject to that veto power;

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.

TERM

This Agreement shall remain in force for a period of two (2) consecutive years following the Effective Date of the Merger Agreement as defined in the Merger Agreement (the “Term”).

2.

SHAREHOLDER VOTING

Key Holder Shares. Ploude and Yanson (collectively the “Key Holders”) each agree to hold all shares of voting capital stock of the Company registered in their respective names, or beneficially owned by them as of the date hereof, and any and all other securities of the Company legally or beneficially acquired by each of the Key Holders after the date hereof (hereinafter collectively referred to as the “Key Holder Shares”) subject to, and to vote the Key Holder Shares in accordance with, the provisions of this Agreement; provided, that the term “Key Holder Shares” shall not include shares of Company Common Stock sold publicly by the Key Holders in accordance with that certain Lock-Up/Leak-Out Agreement executed and delivered as of the Effective Date of the Merger Agreement.

2.1

Election of Directors. On all matters relating to the election of directors of the Company, for the Term of this Agreement and so long as McEwen owns 5% or more of outstanding stock of the Company, the Key Holders shall: (i) vote all the Key Holder Shares so as to elect McEwen as a member of the board of directors of the Company (the “Board”); (ii) nominate McEwen as a “nominee” to the Board in any special or annual meeting of the Company to elect members of the Board and vote all Key Holders’ Shares and other proxies provided to management in connection with any such meeting for McEwen as one of the “nominees” to the Board; provided, however, if the Shareholder has been removed as a director for cause by the shareholders of the Company and such removal has been confirmed by a Delaware court of competent jurisdiction under Delaware Law, this provision shall not be enforceable and shall be void.

2.2

Proposed Actions.

(a)

On all matters relating to Consent Actions (as defined below) that are approved by McEwen, the Key Holders agree to be present, in person or by proxy, at all meetings of shareholders for the vote thereon, to vote all the Key Holder Shares in favor of the proposed action, or in connection with any solicitation of written consents from the stockholders of the Company, to consent to the proposed action, and raise no objections to the proposed action, and to waive and refrain from exercising any dissenters rights, appraisal rights or similar rights in connection with such proposed action.

(b)

On all matters relating to Consent Actions that are not approved by McEwen, the Key Holders agree to be present, in person or by proxy, at all meetings for the vote thereon, to vote all the Key Holder Shares against the proposed action, or in connection with any solicitation of written consents from the stockholders of the Company, to object to the proposed action.  McEwen shall provide the Key Holders with written notice of his approval or non-approval of any Consent Action within (i) five (5) business days of the date the Board approves the Consent Action if McEwen participates in the vote or written consent approving the Consent Action; or (ii) five (5) business days of the date McEwen receives written notice of the Board’s approval of the Consent Action if McEwen did not participate in the vote or written consent.  The Key Holders covenant to inform McEwen of any Consent Action approved by the Board within three (3) days of the Key Holder’s receipt of such information.

2.3

Irrevocable Proxy. To secure the Key Holder’s obligations to vote the Key Holder Shares in accordance with this Agreement, each Key Holder hereby appoints McEwen, as such Key Holder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Key Holder’s Key Holder Shares as set forth in this Agreement and to execute all written consents or objections and other appropriate instruments consistent with this Agreement on behalf of such Key Holder.  The proxy and power granted by each Key Holder pursuant to this Section are coupled with an interest and are given to secure the performance of such party’s duties under this Agreement and are irrevocable for the Term of this Agreement.  The proxy and power shall survive the death, incompetency and disability of such party.

2.4

Legend.

(a)

Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Key Holder Shares the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDER VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY.  ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT.  A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

(b)

Subject to the limitations on public sale set forth in the first paragraph in Section 2 above, the Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Key Holder Shares theretofore represented by a certificate carrying the Legend.  If at any time or from time to time any Key Holder holds any certificate representing shares of the Company’s capital stock not bearing the aforementioned legend, such Key Holder or Investor agrees to deliver such certificate to the Company promptly to have such legend placed on such certificate; provided, however, this provision shall not prohibit any Key Holder from depositing such Key Holder’s Key Holder Shares for public sale with a Broker (as defined in the referenced Lock-Up/Leak-Out Agreement) and allowing such Broker to transfer such Key Holder’s Key Holder Shares into “street name” for deposit with the Depository Trust Company; and provided, further, however, so long as such Key Holder’s Key Holder Shares have not been publicly-sold by such Key Holder, such Key Holder’s Key Holder Shares shall remain subject to this Agreement, regardless of transfer without the Legend.

2.5

Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Key Holder Shares, unless the Key Holder Shares have been publicly sold under the referenced Lock-Up/Leak-Out Agreement, at which time this Agreement shall no longer apply to the Key Holder Shares that have been publicly sold.  Subject to Section 2.4(b), the Company shall not permit the transfer of any of the Key Holder Shares on its books or issue a new certificate representing any of the Key Holder Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Key Holder.

2.6

Other Rights. Except as provided by this Agreement, each Key Holder shall exercise the full rights of a holder of capital stock of the Company with respect to the Key Holder Shares.

3.

BOARD OF DIRECTOR VOTING.

The Key Holders, as applicable, each agree to exercise their voting power as an elected member of the Board (“Director”) consistently with the terms of this Agreement; provided that nothing in this Agreement shall obligate a Director to exercise his or her voting authority in a manner that is inconsistent with his or her duties as a Director to the Company and its shareholders.

3.1

Consent Actions. The Key Holders hereby acknowledge and agree that the Amended Bylaws of the Company require the unanimous vote of the Directors or the consent of a majority of the shareholders of the Company for the Company to take the following specific actions (the “Consent Actions”) during the Term of this Agreement:

(a)

Increase the compensation of any employee of the Company in excess of $20,000 in any one calendar year.  For these purposes, the term compensation includes any form of remuneration or monetary benefit;

(b)

Issue stock, create a new class of stock, grant options or warrants, modify any shareholder, option holder or warrant holder right, grant conversion rights, or take any other action that directly or indirectly dilutes the outstanding stock of the Company.

(c)

Issue debt in excess of $100,000 in aggregate in any one calendar year;

(d)

Approve a plan of Exchange, reorganization, or conversion;

(e)

Sell, transfer or otherwise convey the assets of the Company other than in the ordinary course of the business of the Company;

(f)

Enter into a contract or other transaction having a total aggregate contractual liability in excess of $100,000 in any one calendar year; and

(g)

Change the Bylaws modifying this shareholder consent requirement.

3.2

Chairman of the Board. On all matters relating to the election or appointment of the Chairman of the Board, the Key Holders agree to vote so as to elect McEwen as the Chairman of the Board.

4.

MISCELLANEOUS

4.1

Further Action. If and whenever any Key Holder Shares are sold, the Key Holders or the personal representative of the Key Holders shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Key Holder Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

4.2

Specific Performance and/or Injunctive Relief. The parties declare that it is impossible to measure in money the damages which will accrue to a party or to their heirs, personal representatives, or assigns by reason of another party’s failure to perform any of the obligations under this Agreement, and agree that, in addition to damages and remedies at law, the parties shall be entitled to seek and obtain specific performance and/or injunctive relieve without the posting of a bond for the purpose of enforcing the terms of this Agreement.  If any party hereto or his heirs, or his or its personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof and/or obtain injunctive relieve, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

The parties specifically agree that in the event of any failure of a Key Holder (or its/his successor or assign) to perform any of its/his obligations under this Agreement, McEwen shall have the right to: (i) call a special meeting, directly, of the shareholders of the Company, to enjoin any action on the part of the Company and the Board that was the subject of a Consent Action that was not approved by McEwen, and enjoin any action on the part of the Company and the Board that is inconsistent with any Consent Action that was approved by McEwen; (ii) without surety bond and at the cost and expense of the Company, to have any court of competent jurisdiction enjoin any such action pending the holding of the subject special meeting of the shareholders of the Company, if the Company and the Board do not agree to await shareholder approval/disapproval of any such action; and (iii) to seek all damages resulting from the breach of the terms and provisions of this Agreement in law or equity, with attorney’s fees and costs to be awarded against the Key Holder (or its/his successor or assign) who failed to perform its/his obligations under this Agreement. Any required proxy or information statement required to be filed by McEwen and mailed to shareholders of the Company in connection with any such special meeting shall be at the sole cost and expense of the Company, and the Company shall cooperate fully with McEwen in the preparation, filing and mailing of any proxy or information statement to the extent reasonably required by McEwen.

4.3

Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware and shall be binding upon the parties hereto in the United States and worldwide.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within Washoe County, Nevada, in connection with any matter based upon or arising out of this Agreement, agrees that process may be served upon it in any manner authorized by the laws of the State of Nevada for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to jurisdiction, venue and such process.  Each party agrees not to commence any legal proceedings based upon or arising out of this Agreement except in such courts.

4.4

Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

4.5

Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

4.6

Additional Shares. Subject to the limitations on public sale set forth in the first paragraph of Section 2 above, in the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Key Holder Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Key Holder Shares for purposes of this Agreement.

4.7

Costs and Attorney’s Fees. In the event that any action, suit or other proceeding is instituted based upon or arising out of this Agreement or the matters contemplated herein or any other matter relating to the equity interests of the Investors in the Company (whether based on breach of contract, tort, breach of duty or any other theory), the prevailing party shall recover all of such party’s costs (including, but not limited to expert witness costs) and reasonable attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

4.8

Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt.

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SHAREHOLDER VOTING AGREEMENT SIGNATURE PAGE

SHAREHOLDER:

Date:

KONATEL, INC.:

By:

/s/ D. Sean McEwen

Date:

12/26/2018

D. Sean McEwen, President and CEO

D. SEAN McEWEN:

/s/ D. Sean McEwen

Date:

12/26/2018

D. Sean McEwen

APEIRON SYSTEMS, INC.:

By:

/s/ Joshua Ploude

Date:

12/26/2018

Joshua Ploude, CEO

JOSHUA PLOUDE:

/s/ Joshua Ploude

Date:

12/26/2018

Joshua Ploude

VYACHESLAV YANSON:

/s/ Vyacheslav Yanson

Date:

12/26/2018

Vyacheslav Yanson